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Exhibit 16

F  R  E  E  M  A  N    &    D  A  V  I  S    L  L  P
            C e r t i f i e d  P u b l i c  A c c o u n t a n t s





Harold N. London, CPA
Robert H. Feldstein, CPA                       225 West 34th Street, Suite 320
Stuart H. Levitt, CPA                               New York, N.Y.  10122-0397
Gerald Lubowsky, CPA
Arthur Schwartzman, CPA                                Telephone: 212-594-8155
                                                      Telecopier: 212-465-0520
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Philip J. London                                        www.freemandavis.com
                                                        --------------------






                                                   June 6, 2001



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We agree with statements made by Zeppelin Software, Inc. in its amended Form 8-K/A No. 2 dated June 6, 2001.

                                                  Very truly yours,

                                                  FREEMAN& DAVIS LLP

                                                  Freeman & Davis LLP